Exhibit 99.1

BARINGS BDC, INC. COMPLETES MERGER WITH MVC CAPITAL, INC.

CHARLOTTE, N.C., December 23, 2020 - Barings BDC, Inc. (NYSE: BBDC) ("Barings BDC") announced today the closing of the previously announced merger with MVC Capital, Inc. ("MVC Capital"). The combined company, which will remain externally managed by Barings LLC, is expected to have more than $1.5 billion of assets under management on a pro forma basis.

As a result of the merger, MVC Capital shareholders will receive the following in exchange for each share of MVC common stock held at the effective time of the merger: (i) 0.9790836 of a share of Barings BDC common stock (which gives effect to the Euro-dollar exchange rate adjustment mechanism in the merger agreement), and (ii) approximately $0.39492 of cash as transaction support provided by Barings LLC. Approximately 17,354,372 million Barings BDC shares will be issued to MVC Capital shareholders in connection with the merger, resulting in MVC Capital shareholders and Barings BDC shareholders owning 26.6% and 73.4% of the combined company, respectively, at closing.

Amended and Restated Investment Advisory Agreement and Credit Support Agreement

In addition, following the closing of the merger, Barings LLC and Barings BDC entered into an amended and restated investment advisory agreement that, among other things, (i) reduced the annual base management fee payable to Barings LLC from 1.375% to 1.250% of Barings BDC’s gross assets, and (ii) reset the commencement date for the rolling 12-quarter “look-back” provision used to calculate the income incentive fee and incentive fee cap to January 1, 2021 from January 1, 2020.

Barings LLC also entered into a credit support agreement with Barings BDC, for the benefit of the combined company, to protect against net cumulative unrealized and realized losses of up to $23.0 million on the acquired MVC Capital investment portfolio over the next 10 years.

Share Repurchase Program

In connection with the closing of the merger, Barings BDC’s board of directors affirmed Barings BDC’s commitment to open-market purchases of shares of Barings BDC’s common stock in an aggregate amount of up to $15.0 million at then-current market prices at any time shares trade below 90% of Barings BDC’s then most recently disclosed net asset value per share. Any repurchases pursuant to the authorized program will occur during the 12-month period commencing upon the filing of Barings BDC’s quarterly report on Form 10-Q for the quarter ending March 31, 2021 and are expected to be made in accordance with a Rule 10b5-1 purchase plan that qualifies for the safe harbors provided by Rules 10b5-1 and 10b-18 under the Securities Exchange Act of 1934, as amended, as well as subject to compliance with Barings BDC’s covenant and regulatory requirements.

Appointment of New Independent Director

Effective immediately after the closing of the Merger, Barings BDC increased the size of its board of directors from seven directors to eight directors and appointed Robert Knapp, a former director of MVC Capital, to serve as an independent member of the board of directors. Mr. Knapp has also been appointed to serve on each standing committee of the board of directors.

Redemption of Notes

In connection with the closing of the merger, MVC Capital notified U.S. Bank National Association (“U.S. Bank”), the trustee for MVC Capital’s 6.25% Senior Notes due 2022 (the “MVC Notes”), of the election to redeem the remaining $95.0 million in aggregate principal amount of the MVC Notes outstanding at a price equal to 100% of the principal amount of the MVC Notes, plus accrued and unpaid interest on the Notes to, but excluding, the date of redemption. The trustee has been instructed to provide notice of such redemption to the holders of the MVC Notes in accordance with the terms of the indenture governing the MVC Notes. The redemption is expected to be completed on January 22, 2021 and will be funded with trust funds deposited with U.S. Bank in trust for such purpose.  The indenture governing the MVC Notes was discharged at closing.

The MVC Notes have been delisted from the New York Stock Exchange (“NYSE”), and trading in the MVC Notes on the NYSE is expected to be suspended pre-market open on December 24, 2020. After the delisting, holders of the MVC Notes will continue to conduct business with and receive interest payments through the trustee, U.S. Bank. Barings BDC does not intend to arrange for listing and/or registration of the MVC Notes on another national securities exchange or for quotation on another quotation medium.

Forward-Looking Statements

This press release contains “forward-looking statements,” which are statements other than statements of historical facts, are not guarantees of future performance or results of Barings BDC, including the combined company following the Barings BDC’s acquisition of MVC Capital (the “Merger”), and involve a number of risks and uncertainties. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings made by Barings BDC with the Securities and Exchange Commission (“SEC”). Certain factors could cause actual results and conditions to differ materially from those projected, including, but not limited to, the uncertainties associated with (i) the expected synergies and savings associated with the Merger, (ii) the expected elimination of certain expenses and costs due to the Merger, (iii) the operating results of Barings BDC or its portfolio companies subsequent to the Merger, (iv) fluctuations in the market price of Barings BDC’s common stock, and (v) the Merger’s effect on the relationships of Barings BDC with its investors, portfolio companies, lenders and service providers. You should not place undue reliance on such forward-looking statements, which are based upon Barings BDC management’s current views and assumptions regarding future events and operating performance, and speak only as of the date any such statement is made.

More information on these risks and other potential factors that could affect Barings BDC's financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein is included in Barings BDC's filings with the SEC, including in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Barings BDC's most recently filed annual report on Form 10-K, as well as in subsequent filings, including Barings BDC's quarterly reports on Form 10-Q. In addition, there is no assurance that Barings BDC or any of its affiliates will purchase additional shares of Barings BDC at any specific discount levels or in any specific amounts. There is no assurance that the market price of Barings BDC's shares, either absolutely or relative to net asset value, will increase as a result of any share repurchases, or that any repurchase plan will enhance shareholder value over the long term. Barings BDC undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this communication.

About Barings BDC

Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans to private U.S. middle market companies that operate across a wide range of industries. Barings BDC's investment activities are managed by its investment adviser, Barings LLC, a leading global asset manager based in Charlotte, NC with over $354 billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.

About Barings LLC

Barings is a $354+ billion* global investment manager sourcing differentiated opportunities and building long-term portfolios across public and private fixed income, real estate, and specialist equity markets. With investment professionals based in North America, Europe and Asia Pacific, the firm, a subsidiary of MassMutual, aims to serve its clients, communities and employees, and is committed to sustainable practices and responsible investment. Learn more at www.barings.com.

*Assets under management as of September 30, 2020

Barings BDC Contacts

Media Contact:
Cheryl Krauss, Media Relations, Barings, 980-417-5858, cheryl.krauss@barings.com

Investor Relations:
BDCinvestorrelations@barings.com, 888-401-1088